EX-99.B4(b)            Individual Flexible Purchase Payment Deferred Variable Annuity Riders

                [LOGO OF FIRST VARIABLE LIFE INSURANCE COMPANY]

                         A stock life insurance company
                             Little Rock, Arkansas

                   BEST ANNIVERSARY VALUE DEATH BENEFIT RIDER

The Contract is amended as follows:

1.  The CHARGES AND DEDUCTIONS section includes the following:

The Company will deduct a charge for the Best Anniversary Value Death Benefit (the "BAVDB"). The charge is shown on the Contract Data Page. It is deducted:

 .  on each Contract Anniversary prior to the Annuity Date;
 .  on the Annuity Date; and
 .  upon surrender of the Contract

based on the Contract Value at that time.

The charge is taken from each Investment Option in the ratio that the Contract Value in an Investment Option bears to the total Contract Value. Other methods may be requested, but must be approved by the Company in advance. Accumulation Units credited to the Contract are cancelled when the charge is taken.

2.  The DEATH OF OWNER section includes the following:

Best Anniversary Value Death Benefit. The Death Benefit prior to the Annuity Date is the higher of:
 . the BAVDB amount in effect on the date of the Owner's death; or . the Death Benefit under this Contract without regard to the BAVDB.

BAVDB During the First Contract Year.   On the Contract Date, the Anniversary
Value Death Benefit Amount is equal to the Account Value. During the first Contract Year, the BAVDB is equal to such amount:
 .  plus the sum of any Purchase Payments received by the Company after the
   Contract Date;
 . less any withdrawals of Account Value; and . less any charges on these withdrawals

Anniversary Value Death Benefit Amounts After the First Contract Year. After the Contract Date, the Company will determine a new Anniversary Value Death Benefit Amount, and adjust a previously determined Anniversary Value Death Benefit:
 . on the first Contract Anniversary; and . on each Contract Anniversary after that; up to and including
 . the Anniversary Date on or immediately following the Owner's 80th birthday. Each previously determined Anniversary Death Benefit Amount will be adjusted at the same time.

The new Anniversary Value Death Benefit Amount will be equal to the Account Value on that Contract Anniversary.

Previously determined Anniversary Value Death Benefit Amounts are adjusted by:
 .  subtracting the sum of any withdrawals of Account Value taken during the immediately preceding Contract Year; and by
 .  subtracting the sum of any charges on these withdrawals from such Anniversary
   Value Death Benefit Amount.

BAVDB After the First Contract Year. After the first Contract Year, and until the Contract Anniversary on or next following the Owner's 80th birthday, the BAVD is:
 .  the greater of (a) the most recently determined Anniversary Value Death
   Benefit Amount or (b) the maximum adjusted Anniversary Value Death Benefit Amount most recently determined by the Company; plus
 .  the sum of any Purchase Payments received by the Company from the most recent
   Anniversary Date to the date of the Owner's death; less
 .  any withdrawals of Account Value from the last Anniversary Date to the date of the Owner's death; and less
 .  any charges on these withdrawals.

After the Anniversary Date on or next following the Owner's 80th birthday, the BAVDB is:
 .  the amount of the BAVDB on  the Owner's 80th birthday; plus
 .  the sum of any Purchase Payments received by the Company after the Owner's
   80th birthday to the date of the Owner's death; less
 .  any withdrawals of Account Value from the Owner's 80th birthday to the date of the Owner's death; and less
 .  any charges on these withdrawals.

Non-natural Owner. If the Owner is a non-natural person, the Annuitant will be considered the Owner for purposes of determining the BAVD.

Spousal Beneficiary. If the Beneficiary is the spouse of the Owner and elects to continue the Contract, the Contract Value remains unchanged and no determination of the Death Benefit is made at that time.

TERMINATION OF RIDER:   This Rider will end on the earliest of:

 .  the death of the Owner before the Annuity Date;
 . a change of designation of Owner, unless the Company consents otherwise; . the Annuity Date;
 .  the Contract Anniversary following the Owner's request to terminate the
   Rider; and
 .  termination of the Contract.

A request to end this Rider must be received by the Company at its Variable Service Center no later than 30 days before a Contract Anniversary. If a request is not received during this period, the Rider will remain in force (unless ended for other reasons) during the next Contract Year.

The BAVDB charge stated on the Contract Data Page will be deducted when this Rider ends, unless termination is due to death of the Owner before the Annuity Date.


  /s/ Arnold A. Bergman            /s/ John M. Soukeip

        Secretary                         President


                     First Variable Life Insurance Company
                             Little Rock, Arkansas

                [LOGO OF FIRST VARIABLE LIFE INSURANCE COMPANY]

                         A stock life insurance company
                             Little Rock, Arkansas

                      EXTRA PROTECTOR DEATH BENEFIT RIDER

The Contract is amended as follows:

1.   The DEFINITIONS section includes the following:

AGE 80 ANNIVERSARY DATE: The Anniversary Date on or immediately following the Owner's 80th birthday.

BAVD:  The "Best Anniversary Value Death Benefit."

RDB:  The "Roll-Up Death Benefit."


2.  The CHARGES AND DEDUCTIONS section includes the following:

The Company deducts a charge for the Extra Protector Death Benefit. The charge is shown on the Contract Data Page. It is deducted:

 .  on each Contract Anniversary prior to the Annuity Date;
 .  on the Annuity Date;
 .  on termination of the Extra Protector Death Benefit Rider, unless termination is due to the Owner's death; and
 .  upon surrender of the Contract

based on the Contract Value at that time.

The Company takes the charge from each Investment Option in the ratio that the Contract Value in an Investment Option bears to the total Contract Value. Other methods may be requested, but must be approved by the Company in advance. Accumulation Units credited to the Contract are cancelled when the charge is taken.

2.  The DEATH OF OWNER section includes the following:

If the Owner dies before the Annuity Date, the Death Benefit payable under this Contract is the greater of the Extra Protector Death Benefit or the Death
                -------                                      --
Benefit otherwise payable under this Contract. The Company will not pay the Extra Protector Death Benefit in addition to the Death Benefit otherwise payable under this Contract.

Extra Protector Death Benefit:

The Extra Protector Death Benefit up to the Age 80 Anniversary Date is the higher of:
 .  the Best Anniversary Value Death Benefit amount in effect on the date of the
   Owner's death; or
 .  the Roll-Up Death Benefit amount in effect on the date of the Owner's Death.

The Extra Protector Death Benefit on the Age 80 Anniversary Date is the higher of:
 .  the BAVDB amount then in effect;  or
 .  the RDB amount then in effect.

The Extra Protector Death Benefit after the Age 80 Anniversary Date is:
 .  the Extra Protector Death Benefit on the Age 80 Anniversary Date; plus
 .  any Purchase Payments received by the Company after the Age 80 Anniversary
   Date; less
 .  any withdrawals of Contract Value after the Age 80 Anniversary Date to the date of the Owner's death; and less
 .  any charges on these withdrawals.

Determination of BAVDB:

Anniversary Value Death Benefit Amounts - the Company determines an
---------------------------------------
"Anniversary Value Death Benefit Amount":
 .  on the Contract Date; and
 .  on each Contract Anniversary after that up to, and including, the Age 80
   Anniversary Date.

The Anniversary Value Death Benefit Amount on the Contract Date is equal to the Contract Value.

The Anniversary Value Death Benefit Amount on each subsequent Anniversary Date (up to the Age 80 Anniversary Date) is the higher of:
 .  the Contract Value on the Anniversary Date; or
 . the most recently determined previous Anniversary Value Death Benefit Amount, adjusted for Purchase Payments and withdrawals during the immediately preceding Contract Year. Purchase Payments increase it. Withdrawals of Contract Value, and charges on the withdrawals, decrease it.

BAVD  Amounts -  the BAVD is:
-------------
 .  the Anniversary Value Death Benefit Amount most recently determined by the
   Company;  plus
 . the sum of any Purchase Payments received by the Company after the most recent Anniversary Date (or, during the first Contract Year, after the Contract Date) to the date of the Owner's death; less
 .  any withdrawals of Contract Value after the last Anniversary Date to the date of the Owner's death; and less
 .  any charges on these withdrawals.

Determination of RDB:

On the Contract Date -  the RDB is equal to the Contract Value.
--------------------

After the Contract Date Until the Age 80 Anniversary Date - the RDB is an amount
---------------------------------------------------------
equal to:
         . Purchase Payments, less the amount of withdrawals of Contract Value during the Owner's lifetime (including applicable charges); and
         . interest accumulated at an annual rate of 5.0% up to a maximum amount equal to two (2) times the sum of Purchase Payments.

Non-natural Owner. If the Owner is a non-natural person, the Annuitant will be considered the Owner when the Extra Protector Death Benefit is determined.

Spousal Beneficiary. The Extra Protector Death Benefit is not paid when the Owner dies if a spousal Beneficiary elects to continue the Contract. Instead, this rider will remain in effect and the spouse will become the Owner.

TERMINATION OF RIDER: This Rider will end on the earliest of:

 .  the death of the Owner before the Annuity Date, unless continued by a spousal beneficiary;
 .  a change of designation of Owner, unless the Company consents otherwise;
 .  the Annuity Date;
 .  the Contract Anniversary following the Owner's request to terminate the
   Rider; and
 .  termination of the Contract.

A request to end this Rider must be received by the Company at its Variable Service Center. It must be received no later than 30 days before a Contract Anniversary. If a request is not received during this period, the Rider will remain in force (unless ended for other reasons) during the next Contract Year.


  /s/ Arnold A. Bergman            /s/ John M. Soukeip

        Secretary                         President


                     First Variable Life Insurance Company
                             Little Rock, Arkansas

                [LOGO OF FIRST VARIABLE LIFE INSURANCE COMPANY]

                        A stock life insurance company
                             Little Rock, Arkansas

                    GUARANTEED MINIMUM INCOME PAYMENT RIDER

Unless stated otherwise below, all provisions of the Contract also apply to this rider. This rider starts on the same date as the Contract unless a different rider date is shown on the Contract Data Page.

The Contract is amended as follows:

3.   The DEFINITIONS section includes the following:

AGE 80 ANNIVERSARY DATE: The Anniversary Date on or immediately following the Annuitant's 80th birthday. If there are joint Annuitants, the Age 80 Anniversary Date is the date on or immediately following the older Annuitant's 80th birthday.

GMIP ANNUITY DATE:  The date Guaranteed Minimum Income Payments begin.

GMIP ANNUITY TABLES: The rate tables contained in the Guaranteed Minimum Income Payment Rider for the available forms of Guaranteed Minimum Income Payments:
 .  Life Annuity with Period Certain of 120 Months
 .  Joint and Survivor Life Annuity with Period Certain of 240 Months
The Company may make other GMIP Annuity Tables available for other forms of Guaranteed Minimum Income Payments.

GMIP VALUE: An amount calculated by the Company that is used to determine Guaranteed Minimum Income Payments.

GUARANTEED MINIMUM INCOME PAYMENTS: A series of Fixed Annuity Payments that the Owner may elect in lieu of any other form of Annuity Payments under the Contract.

2.  The CHARGES AND DEDUCTIONS section includes the following:

The Company will deduct a charge for the GUARANTEED MINIMUM INCOME PAYMENT Rider. The charge is shown on the Contract Data Page. It is deducted:

 . on each Contract Anniversary prior to the Annuity Date or GMIP Annuity Date; . on the earlier of the Annuity Date or the GMIP Annuity Date; and . upon surrender of the Contract or termination of the Guaranteed Minimum
   Income Payment rider

based on the Contract Value at that time.

The charge is taken from each Investment Option in the ratio that the Contract Value in an Investment Option bears to the total Contract Value. Other methods may be requested, but must be approved by the Company in advance. Accumulation Units credited to the Contract are cancelled when the charge is taken.

3. The first sentence in the DEATH BENEFITS - DEATH OF OWNER subsection is deleted and the following inserted in its place:

"Upon the death of an Owner prior to the earlier of the Annuity Date or the GMIP Annuity Date, the Death Benefit will be paid to the Beneficiary designated by the Owner."

4.  The ANNUITY PROVISIONS section includes the following:

GUARANTEED MINIMUM INCOME PAYMENTS

General. The Owner may elect to begin Guaranteed Minimum Income Payments only during a GMIP Election Period, as described below. The Owner may select the form of Guaranteed Minimum Income Payments by written request to the Company at its Variable Service Center at least seven (7) days prior to the GMIP Annuity Date. The available forms of Guaranteed Minimum Income Payments are described in the GMIP Annuity Tables. Guaranteed Minimum Income Payments are based on the then current GMIP Value and the applicable GMIP Annuity Tables.

Guaranteed Minimum Income Payments will be made to the Annuitant, unless a different payee is selected by the Owner by written request to the Company at its Variable Service Center. The request must be made at least 30 days prior to the GMIP Annuity Date.

On the GMIP Annuity Date, any Contract Value in the Separate Account will be transferred to the Company's general account and no further withdrawals of Contract Value will be permitted.

GMIP Election Period and GMIP Annuity Date. The Owner may elect to start Guaranteed Minimum Income Payments only during a GMIP Election Period. The election must be made in writing to the Company at its Variable Service Center.

The first GMIP Election Period begins on the later of:
 .  the seventh Contract Anniversary; or

 . the Anniversary Date on or immediately following the Annuitant's 60th birthday. If there are joint Annuitants, this is the Anniversary Date on or immediately following the older Annuitant's 60th birthday.

Additional GMIP Election Periods begin on each subsequent Anniversary Date until the earlier of:
 . the date the Guaranteed Minimum Income Payment rider ends; or . the Annuitant's 91st birthday. If there are joint Annuitants, this is the older Annuitant's 91st birthday.

Each GMIP Election Period ends 30 days after it begins.

Unless otherwise permitted by the Company, the GMIP Annuity Date is the last day of the GMIP Election Period in which the Owner elects to begin Guaranteed Minimum Income Payments. Any death benefits under the Contract that end of the Annuity Date will also end on the GMIP Annuity Date.

GMIP Value. The GMIP Value up to the Age 80 Anniversary Date is the higher of:
 .  the Best Anniversary Value ("BAV") amount in effect on the GMIP Annuity Date;
   or
 .  the Roll-Up Value ("RUV") amount in effect on the GMIP Annuity Date.

The GMIP Value on the Age 80 Anniversary Date is the higher of:
 .  the BAV amount then in effect;  or
 .  the RUV amount then in effect.

The GMIP Value after the Age 80 Anniversary Date is:
 .  the GMIP Value on the Age 80 Anniversary Date; plus
 .  any Purchase Payments received by the Company after the Age 80 Anniversary
   Date; less
 .  a proportional reduction for any withdrawals of Contract Value after the Age
   80 Anniversary Date.

The Company reserves the right to reduce the GMIP Value for any premium taxes that may apply and for any indebtedness under the Contract. The GMIP Value does not guarantee performance of any Investment Option. The company uses GMIP Value only to calculate Guaranteed Minimum Income Payments.

Determination of Best Anniversary Value. The Company determines a Best Anniversary Value, or "BAV," based on its calculations of Anniversary Value Amounts and adjustments to previously determined Anniversary Value Amounts.

Anniversary Value Amounts - An Anniversary Value Amount is determined:
-------------------------
 .  on the Issue Date; and
 .  on each Contract Anniversary after that up to, and including, the Age 80
   Anniversary Date.
The Anniversary Value Amount on the Issue Date is equal to the Contract Value. The Anniversary Value Amount on each subsequent Anniversary Date (up to the Age 80 Anniversary Date) is the higher of:
 .  the Contract Value on the Anniversary Date; or
 . the most recently determined previous Anniversary Value Amount, adjusted for Purchase Payments and withdrawals during the immediately preceding Contract Year. Purchase Payments increase it. Withdrawals of Contract Value cause a proportional reduction of Anniversary Value Amount.

BAV Amounts - the Best Anniversary Value is:
-----------
 .  the Anniversary Value Amount most recently determined by the Company;  plus
 . the sum of any Purchase Payments received by the Company after the most recent Anniversary Date (or, during the first Contract Year, after the Issue
   Date) to the GMIP Annuity Date; less
 .  a proportional reduction for any withdrawals of Contract Value after the last
   Anniversary Date to the GMIP Annuity Date.

Determination of Roll-Up Value. The Roll-Up Value, or "RUV" on the Issue Date is
equal to the Contract Value.   After the Issue Date until the Age 80 Anniversary
Date, the RUV is an amount equal to:
        .  Purchase Payments; less
        . a proportional reduction for any withdrawals of Contract Value; less . the amount of any indebtedness under the Contract; plus
        .  interest accumulated at an annual rate of 5.0%.

Proportional Reductions. Withdrawals of Contract Value cause a proportional reduction of:
 . GMIP Value for withdrawals on and after the Age 80 Anniversary Date; and . Anniversary Value Amounts for withdrawals before the Age 80 Anniversary Date;
   and
 .  Roll-Up Value for withdrawals before the Age 80 Anniversary Date.
The reduction is made in the ratio that a withdrawal of Contract Value, including charges on the withdrawal, bears to the total Contract Value before the withdrawal.

GMIP Annuity Tables. The monthly income factors on the attached tables show the dollar amount of a Guaranteed Minimum Income Payment for each $1,000 of GMIP Value applied. If more favorable to the Annuitant, monthly income will be determined by applying Contract Value to the Company's current fixed annuity payment rates for the annuity option selected.

The Company computes monthly income factors for GMIP Life Annuity with Period Certain of 120 or 240 Months based on mortality tables and benchmark rates. The Company uses the 1983a Annuity Mortality Table projected using projection scale G (40% Male, pivotal age 65). The benchmark rate is 2.5% per year, compounded annually. The Owner can request monthly income factors for any Age not shown in the tables. The Company may provide monthly income factors for other forms of GMIP Annuity options.

Minimum Monthly Income Factors For Each $1,000 Of GMIP Value
------------------------------------------------------------

 . Life Annuity with Period Certain of 120 Months. This form provides monthly payments based on the lifetime of a single Annuitant or for 120 months, whichever is longer:


  Age of       Per        Age of       Per        Age of       Per        Age of       Per        Age of       Per
 Annuitant    $1,000    Annuitant     $1,000    Annuitant     $1,000    Annuitant     $1,000    Annuitant     $1,000
 -----------------------------------------------------------------------------------------------------------------------
    40          2.97             50     3.41             60     4.12             70     5.36             80     7.24
    41          3.00             51     3.46             61     4.22             71     5.52             81     7.45
    42          3.04             52     3.52             62     4.32             72     5.69             82     7.65

    43          3.08             53     3.58             63     4.43             73     5.86             83     7.85
    44          3.12             54     3.65             64     4.54             74     6.04             84     8.04
    45          3.16             55     3.72             65     4.66             75     6.23             85     8.22
    46          3.21             56     3.79             66     4.79             76     6.43             86     8.40
    47          3.25             57     3.87             67     4.92             77     6.63             87     8.56
    48          3.30             58     3.95             68     5.06             78     6.83             88     8.72
    49          3.35             59     4.03             69     5.20             79     7.03             89     8.86
                                                                                                         90     8.98

 . Joint and Survivor Life Annuity with Period Certain of 240 Months. This form provides monthly payments based on the lifetime of two Annuitants or for 240 months, whichever is longer:


        Age            Per           Age          Per           Age          Per
   of Annuitants      $1,000    of Annuitants    $1,000   of Annuitants     $1,000
  Life 1     Life 2            Life 1   Life 2            Life 1   Life 2
-------------------------------------------------------------------------------------
    50         50      3.06       60       60     3.58      70       70     4.38
    50         55      3.16       60       65     3.73      70       75     4.57
    55         55      3.29       65       65     3.94      75       75     4.82
    55         60      3.41       65       70     4.12      75       80     4.97

ELECTION TO TERMINATE RIDER: The Owner may elect to end this Rider after it has
been in effect for at least 7 Contract Years.   Once this Rider is ended, it may
not be elected again. The Company must receive a request to end this rider at its Variable Service Center. If the request is received within 30 days of a Contract Anniversary, the Rider will remain in force (unless ended for other reasons) during the next Contract Year.

TERMINATION DATE OF RIDER: The termination date of this Rider is the earliest of:

 .  the death of the Owner before the Annuity Date (or GMIP Annuity Date), unless continued by a spousal beneficiary;
 .  a change of designation of the Annuitant, unless the Company consents otherwise;
 .  the earlier of the Annuity Date or GMIP Annuity Date;
 .  the Contract Anniversary following the Owner's election to end the Rider after it has been in effect for at least 7 Contract Years; and . termination of the Contract.

Signed for the Company.



  /s/ Arnold A. Bergman            /s/ John M. Soukeip

        Secretary                         President


                     First Variable Life Insurance Company
                             Little Rock, Arkansas